Exhibit 10.9

FIRST AMENDMENT

FIRST AMENDMENT, dated as of June 9, 2014 (this “Amendment”), to the MONITORING AGREEMENT, dated as of July 30, 2013 (the “Monitoring Agreement”), by and between Renaissance Parent Corp. (the “Company”) and Kohlberg Kravis Roberts & Co. L.P. (the “Manager”).

W I T N E S S E T H:

WHEREAS, thM:\s001556\x4\Original\Cycle1e Company and the Manager are parties to the Monitoring Agreement; and

WHEREAS, the Company and the Manager desire to amend the Monitoring Agreement as hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, the Company and Manager hereby agree to amend the Monitoring Agreement in the following manner:

1.     Defined Terms. Unless otherwise defined herein, terms defined in the Monitoring Agreement and used herein shall have the meanings given to them in the Monitoring Agreement.

2.     Amendment to the Monitoring Agreement. The fourth sentence of Section 11 of the Monitoring Agreement is hereby deleted and replaced with the following:

In the event of a termination of this agreement pursuant to the immediately preceding sentence, the Company shall upon such termination pay in cash to the Manager (i) all unpaid Advisory Fees payable to the Manager hereunder and all expenses due under this agreement to the Manager with respect to periods prior to the termination date, plus (ii) the net present value (using a discount rate equal to the yield as of such termination date on U.S. Treasury securities of like maturity based on the times such payments would have been due) of the Advisory Fees that would have been payable with respect to the period from the termination date through December 31, 2023, or, if terminated following December 31, 2023, through the first anniversary of the Effective Date occurring after the termination date.

3.     Continuing Effect of the Monitoring Agreement. Other than the amendment of the Monitoring Agreement expressly set forth in paragraph 2 of this Amendment, the Monitoring Agreement is unaffected hereby and remains in full force and effect as between the parties thereto.

4.     Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by email or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

5.     GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

RENAISSANCE PARENT CORP.
By:	/s/ Joshua Weisenbeck
	Name:	Joshua Weisenbeck
	Title:	Authorized Signatory

First Amendment to Monitoring Agreement – Signature Page

KOHLBERG KRAVIS ROBERTS & CO. L.P.
By:	/s/ William Janetshek
	Name:	William Janetschek
	Title:	Authorized Signatory

First Amendment to Monitoring Agreement – Signature Page